FUND PARTICIPATION AGREEMENT

dated as of May 1, 2012
among

PRINCIPAL LIFE INSURANCE COMPANY and PRINCIPAL NATIONAL LIFE INSURANCE COMPANY (together, the "Insurance Company''), each a life insurance company organized under the laws of the State of Iowa, on their own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Exhibit A, as may be amended from time to time (each, a "Separate Account"),

PRINCOR FINANCIAL SERVICES CORPORATION (the "Distributor"), a corporation organized under the laws of the State of Iowa,

NORTHERN LIGHTS VARIABLE TRUST, an open-end management investment company organized under the laws of the State of Delaware (the "Trust"); and

NORTHERN LIGHTS DISTRIBUTORS, LLC, a Nebraska limited liability company and principal underwriter of the Trust (the "Underwriter") have entered and/or anticipate entering into one or more transactions that are or will be governed by this Agreement.

RECITALS:

WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and it has registered its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Companies"); and

WHEREAS, the Trust issues shares of capital stock, divided into several series of shares (each, a "Series"), each Series representing an interest in a particular managed fund of securities and other assets; and

WHEREAS, the SEC has issued an order granting Participating Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of Series for which the Underwriter is principal underwriter, to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

WHEREAS, ValMark Advisers, Inc. (the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities laws and serves as investment adviser to certain Series of the Trust; and

WHEREAS, the Underwriter is registered as a broker/dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority, Inc. ("FINRA"); and

WHEREAS, the Insurance Company desires to utilize shares of those Series of the Trust identified on Schedule 1 (each, a "Designated Fund") as an investment vehicle for the variable life insurance and/or variable annuity contracts issued by the Insurance Company and identified on Exhibit A (collectively, the "Contracts") funded by the Separate Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE 1. Definitions

1.1. "Board" shall mean the Board of Trustees of the Trust having the responsibility for management and control of the Trust.

1.2. "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which a Designated Fund calculates its net asset value pursuant to the rules of the Commission.

1.3. "Contractholder" shall mean any entity that is a party to a Contract with a
Participating Company.

1.4. "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Trust, as defined by the 1940 Act.

1.5. "Insurance Company's General Account(s)" shall mean the general account(s) of Insurance Company and its affiliates that invest in the Trust.

1.6. "Prospectus" shall mean, with respect to any Series, the current Statutory Prospectus, Summary Prospectus, and statement of additional information applicable to such Portfolio, and any amendment or supplement thereto, as most recently filed with the SEC.

1.7. "Qualified Plans" shall mean qualified pension and retirement benefit plans.

1.8. "Software Program" shall mean the software program used by the Trust for providing Designated Fund and account balance information including net asset value per share.

1.9. "Statutory Prospectus" shall have the same meaning as set forth in Rule 498 of the 1933 Act.

1.10. "Summary Prospectus" shall have the same meaning as set forth in Rule 498 of the 1933 Act.

ARTICLE 2. Representations and Warranties

2.1. Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the Iowa Insurance Code for the purpose of offering to the public certain individual variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the 1940 Act to serve as the segregated investment account for the Contracts; (d) each Separate Account is eligible to invest in shares of the Trust without such investment disqualifying the Trust as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts; and (e) each Separate Account shall comply with all applicable legal requirements.

2.2. Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the 1933 Act; (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Trust promptly of any investment restrictions imposed by state insurance law and applicable to the Trust.

2.3. Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4. The Trust represents that the Trust is registered with the SEC under the 1940 Act as an open-end management investment company. The Trust engages in business as an open-end diversified, management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by Participating Companies; and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Trust to operate and offer its shares as an underlying investment medium for Participating Companies.

2.5. The Trust represents that each Designated Fund is divided or may be divided into one or more classes of shares (each a "Class" and collectively, the "Classes").

2.6.    The Trust represents that it has obtained an order from the SEC, dated August 16,
2011 (File No. 812-13863) (the "Mixed and Shared Funding Exemptive Order"), granting Participating Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) hereunder, to the extent necessary to permit shares of the Designated Funds to be sold to and held by (a) variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another, and (b) Qualified Plans.

2.7. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.8. Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Insurance Company represents and warrants that each Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and regulations thereunder. The Insurance Company will make every effort to satisfy such requirements and it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Insurance Company agrees that any prospectus offering a Contract that is a "modified endowment contract," as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.9. The Trust agrees that the Trust's assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

2.10. Insurance Company agrees that the Trust shall be permitted (subject to the other terms of this Agreement) to make shares of the Designated Funds available to other Participating Companies and contractholders and to Qualified Plans.

2.11. The Trust represents and warrants that any of its trustees, officers, employees, investment advisers, and other individual/entities who deal with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than that required by Rule 17g-1 under the 1940 Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.12. Insurance Company agrees that the Adviser shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

ARTICLE 3. Fund Shares

3.1. The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Designated Funds.

3.2. The Trust agrees to make the shares of the Designated Funds available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the SEC. Notwithstanding the foregoing, the Trust may refuse to sell the shares of any of the Designated Funds to any person, or suspend or terminate the offering of the shares of any of the Designated Funds if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Designated Funds

3.3. The Trust agrees that shares of the Designated Funds will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates and to Qualified Plans. No shares of any of the Designated Funds will be sold to the general public.

3.4.    12b-1 Fees

(a) The Trust has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 Plan") with respect to the shares of the Designated Funds to make payments to finance distribution and services expenses, although it may determine to discontinue such practice in the future. The Trust reserves the right to impose asset-based or other sales charges to finance distribution expenses for its shares as permitted by applicable laws.

(b) The Underwriter shall pay the Distributor a distribution fee (the "Distribution Fee") on shares of the Designated Funds at the annual rates specified in Schedule 2.

(c) The Distributor understands and agrees that all Distribution Fee payments are subject to the limitations contained in the Trust's 12b-l Plan, and hereby waives the right to receive such Distribution Fee payments with respect to a Designated Fund if the Designated Fund ceases to pay 12b-1 fees to the Underwriter.

3.5. The Trust shall use its best efforts to provide closing net asset value, dividend and capital gain information for each Designated Fund available on a per-share and Series basis to Insurance Company by 7:00 p.m. Eastern Time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day's net asset value per share for the Series in question.

3.6. At the end of each Business Day, Insurance Company will use the information described in Section 3.5 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Series shares which will be purchased or redeemed at that day's closing net asset value per share for such Series. The net purchase or redemption orders will be transmitted to the Trust by Insurance Company by 8:30 a.m. Eastern Time on the Business Day next following Insurance Company's receipt of that information.

3.7.     The Trust appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Designated Fund for the Separate Account.

3.8. Insurance Company will make its best efforts to notify the Trust in advance of any unusually large purchase or redemption orders.

3.9. The Trust has the obligation to ensure that Designated Fund shares are registered with applicable federal agencies at all times.

3.10. The Trust agrees to make shares of the Designated Funds available indefinitely for purchase at the applicable net asset value per share by the Insurance Company on behalf of the Separate Accounts on those days on which the Trust calculates the net asset value of each Designated Fund pursuant to rules of the SEC; provided, however, that the Board may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund, including without limitation, for market timing by Contractholders.

3.11. The Trust and the Underwriter agree that shares of the Designated Funds on Schedule 1 will be sold only to Participating Companies and their separate accounts, Qualified Plans or such other persons as are permitted under applicable provisions of the Code, as amended, and regulations promulgated thereunder, provided, that the purchase of shares by such persons would not preclude the Company from "looking through" to the investments of each Designated Fund in which it invests, pursuant to the "look through" rules set forth in Treasury Regulation 1.817-5, the sale of which will not impair the tax treatment currently afforded the Contracts. No shares of any Designated Fund on Schedule I will be sold directly to the general public or to individual retirement accounts or similar accounts.

3.12. The Trust will not sell shares of any Designated Fund to any insurance company or separate account unless an agreement containing provisions substantially similar to those in this Agreement are in effect to govern such sales.

3.13. The Insurance Company agrees to purchase and redeem the shares of the Designated Funds offered by the then current prospectus of the relevant Designated Fund in accordance with the provisions of such prospectus including specifically, and without in any way limiting other provisions of the prospectus, that the Insurance Company will only send to the Trust to receive a given Business Day's net asset value those orders it received from Contractholders prior to Close of Trading.

3.14. Issuance and transfer of the shares of the Designated Funds will be by book entry only. Share certificates will not be issued to the Insurance Company or to any Separate Account. Purchase and redemption orders for shares of the Designated Funds will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.

ARTICLE 4. Statements and Reports

4.1. The Trust shall provide Insurance Company with continuous access to account activity for all of Insurance Company's accounts.

4.2. The Trust shall distribute to Insurance Company copies of the Trust's Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Trust customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant. At Insurance Company's request, the Trust shall provide, in lieu of printed documents, camera-ready copy or diskette of prospectuses, annual and semi-annual reports for printing by Insurance Company. The Trust shall provide all prior materials to Insurance Company in a timely manner so as to enable Insurance Company to print and distribute such materials within the time required by law.

4.3. The Trust will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, within a reasonable time after the filing of such document with the SEC or other regulatory authorities.

4.4. Insurance Company will provide to the Trust at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, within a reasonable time after the filing of such document with the SEC.

4.5.     Summary Prospectuses

(a) The Trust represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses on the Trust's website will comply with the requirements of Rule 498 applicable to the Trust. The Trust further represents and warrants that the Trust has reasonable procedures in place to ensure that such web site is accessible in accordance with the requirements of Rule 498.

(b) The Trust agrees that the website address that appears on the front page of each Summary Prospectus will lead Contractholders directly to a web page that contains links to the current Statutory Prospectus and other materials that are required to be accessible under Rule 498(e)(1) (each, an "Electronic Fund Document") rather than to the home page or other section the Trust's website where the materials are posted. The Trust shall promptly notify the Insurance Company of any unexpected interruptions in the accessibility of this web page unless the Trust has taken prompt remedial action in accordance with Rule 498(e)(4)(ii).

(c) The Trust represents and warrants that the Trust will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contractholder requests for additional Fund documents made by calling the telephone number or by sending an email to the email address, that, in each case, appears on the front page of the applicable Summary Prospectus. The Trust further represents and warrants that any information obtained through such process by the Trust, the Underwriter or an affiliate of the Underwriter about Contractholders will be used solely for the purposes of responding to requests for additional Fund documents unless the Trust has obtained that information through another source.

(d) The Insurance Company represents and warrants that it will respond to requests for additional Fund documents made by Contractholders directly to the Insurance Company or one of its affiliates.

(e) At the Insurance Company's request, the Trust will provide the Insurance Company with the current Uniform Resource Locator to each Electronic Fund Document for use with the Insurance Company's electronic delivery of fund documents or on the Insurance Company's website.

(f) The Trust represents and warrants that the Trust has reasonable safeguards in place to prevent the documents contained on the Trust's web page, and the Trust documents provided to the Insurance Company for purposes of electronic delivery, from containing any virus. Insurance Company acknowledges that the existence of such safeguards do not guarantee that the documents contained on the Trust web page and the Trust documents provided to the Insurance Company will not contain a virus, and that the Underwriter, its affiliates and the Trust shall not be liable for any damages incurred by Insurance Company, its affiliates, any Separate Account or any Contractholder as a result of any such virus.

(g) If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Insurance Company with 60 days' advance notice of the Trust's intent relating thereto.

(h) The parties agree that the Insurance Company may elect, at its sole option, to distribute either the Summary Prospectus or the Statutory Prospectus to Contractholders and prospective Contractholders. The Insurance Company agrees that it will give the Trust sufficient notice of the Insurance Company's intended use of the Summary Prospectuses or the Statutory Prospectuses. To the extent Insurance Company elects to distribute a Designated Fund's Statutory Prospectus, the Trust will provide Insurance Company with a camera ready copy of the Designated Fund's Statutory Prospectus (and electronic access thereto).

ARTICLE 5. Expenses

5.1. The charge to the Trust for all expenses and costs of the Designated Funds, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Designated Funds' daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Trust's Prospectus. Excluded from the expense limitation described herein shall be brokerage and transaction fees and extraordinary expenses.

5.2. Except as provided in this Article 5 and, in particular in the next sentence, Insurance Company shall not be required to pay directly any expenses of the Designated Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

(a) Such amount of the production expenses of any Designated Fund materials, including the cost of printing the Designated Fund's Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as the Adviser and Insurance Company shall agree from time to time.

(b) Distribution expenses of any Designated Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

(c) Distribution expenses of Designated Fund materials or marketing materials for Insurance Company Contractholders and Participants.

5.3. Except as provided herein, all other Designated Fund expenses shall not be borne by Insurance Company.

ARTICLE 6. Exemptive Relief

6.1. Insurance Company has reviewed a copy of the order dated December 1996 of the SEC under Section 6(c) of the 1940 Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2. The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Order that may be imposed on the Insurance Company, the Trust and/or the Underwriter by virtue of the receipt of such order by the SEC will: (i) apply only upon the sale of shares of the Designated Funds to a variable life insurance separate account (and then only to the extent required under the 1940 Act); (ii) be incorporated herein by reference; and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of the agreement to the contrary.

6.3. The Trust represents and warrants that the Board will monitor the Trust for the existence of any material irreconcilable conflict among the interests of the Contractholders of all Separate Accounts investing in the Designated Funds. A material irreconcilable conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by any insurance, tax or securities regulatory authority; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any of the Designated Funds are being managed; (e) a difference in voting instructions given by Participating Companies or by variable annuity and variable life insurance Contractholders; or (f) a decision by an insurer to disregard the voting instructions of Contractholders.

6.4. The Insurance Company will promptly report any potential or existing conflicts of which it is aware to the Board. The Insurance Company agrees to assist the Board in carrying out their responsibilities under the Mixed and Shared Funding Order by promptly providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to promptly inform the Board whenever Contract owner voting instructions are to be disregarded. Such responsibilities will be carried out by the Insurance Company with a view only to the interests of its Contractholders.

6.5. If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Trust, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(a) Withdrawing the assets allocable to the Separate Account from the Designated Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Fund;

(b) submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contractholders or variable life insurance Contractholders of one of more Participating Companies) that votes in favor of such segregation, or offering the affected Contractholders the option of making such a change; or

(c) Establishing a new registered management investment company or managed separate account.

6.6. If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision, in the Insurance Company's judgment, represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Trust, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Trust and terminate this Agreement with respect to such Separate Account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Trust gives written notice to the Insurance Company that this provision is being implemented. Until the end of such 6 month period, the Underwriter will, to the extent permitted by law and the Mixed and Shared Funding Order, continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Trust.

6.7.     If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the decisions of the majority of other state insurance regulators, then the Insurance Company will withdraw the investment of the affected Contract in the Designated Fund and terminate this Agreement with respect to such Contract; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Trust gives written notice to the Insurance Company that this provision is being implemented. Until the end of such 6 month period the Trust will, to the extent permitted by Jaw and the Mixed and Shared Funding Order, continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Designated Funds.

6.8. For the purpose of this Article 6, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article 6 to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict. In the event that a majority of the Disinterested Board Members determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Company will withdraw the investment of the affected Contract in the Designated Fund and terminate this Agreement with respect to such Contract; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Board Members. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within 6 months after the Board informs the Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Disinterested Board Members.

6.9. The Insurance Company will at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Board.

6.10. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Order, then the Trust and/or the Participating Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

6.11. No action by Insurance Company taken or omitted, and no action by the Separate Account or the Trust taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article 6 shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article 5.

ARTICLE 7. Voting of Fund Shares

7.1. At its expense, the Trust shall provide Insurance Company with copies of the Trust's proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants. Insurance Company shall bear the costs of mailing and delivering these documents to Contractholders and other costs relating to the distribution of these documents to Contractholders.

7.2.     Insurance Company shall:

(a) vote the shares of the Designated Funds held in the Separate Accounts in accordance with instructions received from Contractholders or Participants; and

(b) vote shares of the Designated Funds held in the Separate Accounts for which no instructions have been received from the Insurance Company's Contract owners in the same proportion as shares of the Designated Funds for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contractholders. The Insurance Company will be responsible for complying with its obligations under the Mixed and Shared Funding Order as described in Article 6.

7.3. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders and, in particular, the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act (although the Trust is not one of the Trusts described in Section 16(c) of that 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

7.4. Insurance Company agrees to be responsible for assuring that voting Designated Fund shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.5. Insurance Company agrees that it shall not, without the prior written consent of the Trust and the Adviser, solicit, induce or encourage Contractholders to (a) change or supplement the investment adviser, or (b) change, modify, substitute, add to or delete the Trust from the current investment media for the Contracts.

ARTICLE 8. Marketing and Representations

8.1. The Trust or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

(a)    current Prospectus and any supplements thereto;

(b)    other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2. Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3. Insurance Company shall furnish, or shall cause to be furnished, to the Trust or its Underwriter, each piece of sales literature or other promotional material in which the Trust, the Adviser, the Underwriter, or the administrator is named, at least five Business Days prior to its use. No such material shall be used unless the Trust approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five Business Days after receipt of such material. The Trust shall use all reasonable efforts to respond within five days of receipt.

8.4. Insurance Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or any Designated Funds in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust.

8.5. The Trust shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Trust's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least five Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within five Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within five days of receipt.

8.6. The Trust shall not, in connection with the sale of shares of the Designated Funds, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7. For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the 1940 Act or the 1933 Act.

8.8. Insurance Company shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Trust information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. The Insurance Company represents and warrants that it will maintain policies and procedures reasonably designed to identify and prevent its Contract holders from engaging in market timing transactions to the detriment of long-term investors in a Designated Fund. The Insurance Company further represents and warrants that pursuant to Rule 22c-2 under the 1940 Act, it will provide the information and take the actions described in Exhibit B of this
Agreement.

8.9. The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money "laundering", and if required by such laws or regulations, to share with the Insurance Company information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE 9. Indemnification

9.1.    Indemnification by the Company. Insurance Company agrees to indemnify and hold harmless the Trust, the Adviser, the Underwriter, any sub-investment adviser of the Designated Funds, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereat) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Trust or with respect to the Separate Account or Contracts; (b) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Trust) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Designated Fund shares are an underlying investment; (c) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Designated Fund shares; (d) arise out of Insurance Company's materially incorrect calculation and/or materially untimely reporting of net purchase or redemption orders; or (e) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (a) and (b) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Trust specifically for use therein; and provided, further, that Insurance Company shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability that Insurance Company may otherwise have. No party shall be entitled to indemnification by the Insurance Company if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

9.2.     Indemnification by the Trust and Underwriter.

(a) The Trust and Underwriter agree to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Trust; (ii) arise out of or are based upon the omission to state in the registration statement or Prospectus or     sales literature or advertisements of the Trust any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Trust or the Underwriter.    The Trust agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any failure by the Trust to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article 2 of this Agreement). The Trust will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Trust nor the Underwriter will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Trust or Underwriter by Insurance Company specifically for use therein; and provided, further, that the Trust and Underwriter shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability that the Trust may otherwise have.

(b) The Trust shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Trust's (i) materially incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Designated Fund; (ii) materially incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) materially untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Trust shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company; and provided, further, that the Trust shall not be liable for special, consequential or incidental damages.

(c) No party shall be entitled to indemnification by the Trust or the Underwriter if such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

9.3. Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust registration statement, or Prospectus or sales literature or advertisements of the Trust; or (b) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Trust any material fact required to be stated therein or necessary to make the statements therein not misleading; (c) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Distributor; or (d) arise out of or are based upon any failure by the Distributor to provide the services and furnish the material under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto as specified in Article 2 of this Agreement); or arise out of any material breach by the Distributor or arise out of any breach of any representation or warranty made by the Distributor in this Agreement hereof, it being understood that in no way shall the Distributor be liable to the Insurance Company with respect to any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or otherwise or as to which the Insurance Company failed to inform the Distributor in accordance with Article 7 hereof.

9.4. Indemnification Procedure. Promptly after receipt by an indemnified party under this Article 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article 9, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article 9, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article 9, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

9.5. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article 9.

ARTICLE 10. Commencement and Termination

10.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2.     This Agreement shall terminate without penalty as to one or more Designated
Funds at the option of the terminating party:

(a)    At the option of Insurance Company or the Trust at any time from the date hereof upon 180 days notice, unless a shorter time is agreed to by the parties;

(b)    At the option of Insurance Company, if shares of any Designated Fund are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Trust makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

(c)    At the option of Insurance Company, upon the institution of formal proceedings against the Trust by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Trust's ability to meet and perform the Trust's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

(d)    At the option of the Trust, upon the institution of formal proceedings against Insurance Company by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Trust's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Trust with said termination to be effective upon receipt of notice;

(e)    At the option of the Trust, if the Trust shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Trust or the Adviser, the Trust shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Trust shall continue to apply on the 60th day following the giving of such notice, which sixtieth day shall be the effective date of termination;

(f)    Upon termination of the Investment Advisory Agreement between the Trust and the Adviser, or its successors, unless Insurance Company specifically approves the selection of a new investment adviser for the Trust. The Trust shall promptly furnish notice of such termination to Insurance Company;

(g)    Upon termination of the Underwriting Agreement between the Trust and the Underwriter. The Trust shall promptly furnish notice of such termination to Insurance Company;

(h)    In the event the Trust's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

(i) At the option of the Trust upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Trust to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Trust to Insurance Company of such termination;

(j) At the option of the Trust if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Trust reasonably believes that the Contracts may fail to so qualify;

(k) At the option of a party to this Agreement, upon another party's breach of any material provision of this Agreement;

(l) At the option of the Trust, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

(m) Upon assignment of this Agreement, unless made with the written consent of the non-assigning parties.

10.3.     Any such termination pursuant to Section 10.2(a), 10.2(d), 10.2(e), 10.2(f), 10.2(g) or 10.2(1) herein shall not affect the operation of Article 5 of this Agreement. Any termination of this Agreement shall not affect the operation of Article 9 of this Agreement.

10.4. Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Trust and the Adviser may, at the option of the Trust, continue to make available additional Designated Fund shares for so long as the Trust desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Trust so elects to make additional Designated Fund shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Designated Fund, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 10.2 hereof, the Trust, as promptly as is practicable under the circumstances, shall notify Insurance Company whether the Trust will continue to make Designated Fund shares available after such termination. If Designated Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect, except with respect to the Underwriter, and thereafter either the Trust or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.4, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Trust, need not be for more than six months.

ARTICLE 11. Privacy

11.1.     Each party to this Agreement affirms that it has in place procedures that are reasonably designed to protect the privacy of non-public customer information and it will maintain such information that it may acquire pursuant to this Agreement in confidence and in accord with all applicable privacy laws. Each of the parties agrees not to use, or permit the use of, any such customer information for any purpose except to carry out the terms of this Agreement and/or pursuant to any applicable exceptions set forth in such privacy laws. This provision shall survive the termination of this Agreement.

ARTICLE 12. Amendments

12.1.     Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company, the Trust and the Underwriter.

ARTICLE 13. Notice

13.1.     Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

If to Insurance Company:

Principal Life Insurance Company/Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392-0300
Attn: Charles Schneider/Variable Life Attorney

If to Distributor:

Princor Financial Services Corporation
711 High Street
Des Moines, IA 50392-0300
Attn: Steve Gallaher/Princor Attorney

If to the Trust:
Andrew Rogers, President
Northern Lights Variable Trust
450 Wireless Blvd.
Hauppauge, New York 11788

with a copy to:
JoAnn M. Strasser, Esq. Thompson Hine LLP
41 South High Street, Suite 1700
Columbus, Ohio 43215

If to the Underwriter:
Northern Lights Distributors, LLC
Attn: President
4020 South 147th Street
Omaha, NE 68137

13.2. Notice will be deemed effective on the date that mail is delivered or its delivery is attempted.

ARTICLE 14. Miscellaneous

14.1. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his/her capacity as an officer of the Trust. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer or shareholder of the Trust individually.

ARTICLE 15. Governing Law

15.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa (without reference to choice of law doctrine).

Signature Page Follows

IN WITNESS WHEREOF the parties have executed this Agreement on the respective dates specified below with effect from the date specified on the first page of this Agreement.

PRINCIPAL LIFE INSURANCE	PRINCOR FINANCIAL SERVICES
COMPANY on behalf of the parties listed in	CORPORATION
EXHIBIT A

By: /s/ Sara Wiener	By: /s/ Marty Richardson
Name: Sara Wiener	Name: Marty Richardson
Title: Director - Life Product Management	Title: VP Broker Dealer Operation
Date: 3/15/2012	Date: 3/22/12

PRINCIPAL NATIONAL LIFE
INSURANCE COMPANY
on behalf of the parties listed in EXHIBIT A

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Life Product Management
Date: 3/15/2012

NORTHERN LIGHTS DISTRIBUTORS,	NORTHERN LIGHTS VARIABLE TRUST
LLC

By: /s/ Brian Nielsen	By: /s/ Andrew Rogers
Name: Brian Nielsen	Name: Andrew Rogers
Title: President	Title: President
Date: 3/13/2012	Date:

SCHEDULE 1

List of Designated Funds

TOPS™ Capital Preservation ETF Portfolio - Class 2
TOPS™ Balanced ETF Portfolio - Class 2
TOPS™ Moderate Growth ETF Portfolio - Class 2
TOPS™ Growth ETF Portfolio- Class 2
TOPS™ Aggressive Growth ETF Portfolio - Class 2
TOPS™ Protected Balanced ETF Portfolio - Class 2
TOPS™ Protected Moderate Growth ETF Portfolio - Class 2
TOPS™ Protected Growth ETF Portfolio - Class 2

SCHEDULE 2

Distribution Fee

Designated Fund	Distribution Fee
TOPS™ Capital Preservation ETF Portfolio - Class 2	0.25%
TOPS™ Balanced ETF Portfolio- Class 2	0.25%
TOPS™ Moderate Growth ETF Portfolio - Class 2	0.25%
TOPS™ Growth ETF Portfolio - Class 2	0.25%
TOPS™ Aggressive Growth ETF Portfolio - Class 2	0.25%
TOPS™ Protected Balanced ETF Portfolio - Class 2	0.25%
TOPS™ Protected Moderate Growth ETF Portfolio- Class 2	0.25%
TOPS™ Protected Growth ETF Portfolio- Class 2	0.25%

EXHIBIT A

Insurance Company	Separate Accounts
Principal Life Insurance Company	Variable Life Separate Account Separate Account B
Principal National Life Insurance Company	Variable Life Separate Account

EXHIBIT B Shareholder Information

1.
Agreement to Provide Information. Insurance Company agrees to provide the Trust, upon written request, (a) the Taxpayer Identification Number ("TIN") (or, if the TIN is unavailable, the Individual Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII”)), if known, of any or all Shareholder(s) who have purchased, redeemed, transferred, or exchanged Shares held through an account with Insurance Company, and the amount and dates of such Shareholder purchases, redemptions, transfers or exchanges.

(a) Information Request. Requests must set forth a specific period, not to exceed ninety (90) days prior to the date of the request, for which transaction information is sought. The Trust will bear the cost associated with a request for information older than ninety (90) days.

(b) Form and Timing of Response. Insurance Company agrees to use reasonable efforts to provide, promptly after receipt of a request of the Trust, the information and transaction information specified in Paragraph 1 above. If requested by the Trust, Insurance Company agrees to use best efforts to determine promptly upon request of the Trust, whether any specified person about whom it has received the identification and transaction information specified in Paragraph 1 above is itself a financial intermediary ("indirect intermediary") and, upon further request of the Trust, either (i) obtain and transmit (or arrange to have transmitted) the identification and transaction information specified in Paragraph 1 above for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Trust.

To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format.

(c) Limitations on Use of Information. The Trust agrees to use the identification and transaction information provided by Insurance Company only for purposes of complying with Rule 22c-2 under the Investment Company Act of 1940 (the "1940 Act").

2.
Agreement to Restrict Trading. Insurance Company agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of Shares (directly or indirectly through the Insurance Company's account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Trust.

(a) Form of Instructions. Instructions must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(b) Timing of Response. Insurance Company agrees to execute instructions to restrict or prohibit trading as soon as reasonably practicable after receipt of the instructions by the Insurance Company.

(c) Confirmation by Insurance Company. Upon request from the Trust, Insurance Company agrees to provide written confirmation whether or not it has executed the instructions.

3.     Definitions. For purposes of this Agreement:

(a)     The term "Trust" includes the Trust's principal underwriter and transfer agent. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the 1940 Act.

(b)     The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Trust under the 1940 Act that are held by the Insurance Company.

(c)     The term "Shareholder'' means the holder of interests in a variable annuity or variable life insurance contract issued by the Insurance Company.

(d)     Insurance Company agrees that it is a "financial intermediary" as defined in Rule 22c-2 under the 1940 Act for purposes of this Shareholder Information agreement.

(e)     The term "purchase" does not include the automatic reinvestment of dividends.

(f)     The term "written" includes electronic writings and facsimile transmissions.